CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 42 to Registration Statement No. 333-29511 on Form N-1A of our report dated December 20, 2012, relating to the financial statements and financial highlights of the Madison Conservative Allocation Fund, Madison Moderate Allocation Fund, Madison Aggressive Allocation Fund, Madison Cash Reserves Fund, Madison Core Bond Fund, Madison High Income Fund, Madison Diversified Income Fund, Madison Equity Income Fund, Madison Large Cap Value Fund, Madison Large Cap Growth Fund, Madison Mid Cap Fund, Madison Small Cap Fund, and Madison International Stock Fund (formerly known as Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Cash Reserves Fund, Bond Fund, High Income Fund, Diversified Income Fund, Equity Income Fund, Large Cap Value Fund, Large Cap Growth Fund, Mid Cap Fund, Small Cap Fund, and International Stock Fund, respectively), each a series of the Madison Funds (formerly known as MEMBERS Mutual Funds), appearing in the Annual Report on Form N-CSR of MEMBERS Mutual Funds for the period ended October 31, 2012, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

Deloitte & Touche LLP

(signature)

Milwaukee, WI
March 14, 2013